EX-99.906CERT

CERTIFICATION

Ryan Dykmans, President, and Jennifer Gardyne, Treasurer of Monthly Distribution Fund; Corporate/Government Bond Fund; High-Yield Bond Fund; Dynamic Macro Fund; Long/Short Credit Fund; Large Cap Value Fund; Focused Large Cap Growth Fund; Real Estate Stock Fund; International Stock Fund; Small Cap Value Fund; Small Cap Growth Fund; Emerging Markets Stock Fund; Floating Rate Bond Fund; International Opportunity Bond Fund and Dunham U.S. Enhanced Markets Fund.

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Investment Officer/President	Principal Financial Officer/Treasurer
Dunham Funds	Dunham Funds.

/s/ Ryan Dykmans	/s/ Jennifer Gardyne
Ryan Dykmans	Jennifer Gardyne
Date:	1/9/2026	Date:	1/9/2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Dunham Funds and will be retained by Dunham Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.